EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree to jointly file (i) Amendment No. 1 to that certain statement on Schedule 13D, dated December 4, 2003 (the “Amendment”), and (ii) any amendments to the Amendment, in each case with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Joint Filing Agreement may be signed in counterpart copies.

Dated: February 23, 2005	ST. CLOUD CAPITAL PARTNERS, LP

	By:	SCGP, LLC
	Its:	General Partner

	By:	/s/ Marshall S. Geller
	Name:	Marshall S. Geller
	Title:	Senior Managing Member

Dated: February 23, 2005	SCGP, LLC

	By:	/s/ Cary Fitchey
	Name:	Cary Fitchey
	Title:	Managing Member

Dated: February •, 2005	ST. CLOUD CAPITAL, LLC

	By:	/s/ Cary Fitchey
	Name:	Cary Fitchey
	Title:	Managing Member

Dated: February 23, 2005	MARSHALL S. GELLER

	By:	/s/ Marshall S. Geller
Marshall S. Geller

Dated: February 23, 2005	CARY FITCHEY

	By:	/s/ Cary Fitchey
Cary Fitchey

Dated: February 23, 2005	BEDFORD OAK CAPITAL, L.P.

	By:	/s/ Harvey P. Eisen
	Name:	Harvey P. Eisen
	Title:	Chairman and Managing Partner

Dated: February 23, 2005	BEDFORD OAK OFFSHORE, LTD.

	By:	/s/ Harvey P. Eisen
	Name:	Harvey P. Eisen
	Title:	Chairman and Managing Partner

Dated: February 23, 2005	HARVEY P. EISEN

	By:	/s/ Harvey P. Eisen
Harvey P. Eisen